EXHIBIT 21

SUBSIDIARIES OF PULTEGROUP, INC.
As of December 31, 2015

Company Name	Jurisdiction of Formation

Centex LLC	Nevada
Centex Construction of New Mexico, LLC	Delaware
Centex Development Company, L.P.	Delaware
Centex Homes	Nevada
Centex Homes Realty Company	Nevada
Centex Hospitality Group, LLC	Delaware
Centex International II, LLC	Nevada
Centex Real Estate Construction Company	Nevada
Centex Real Estate Corporation	Nevada
Contractors Insurance Company of North America, Inc., a Risk Retention Group	Hawaii
Del Webb California Corp.	Arizona
Del Webb Communities, Inc.	Arizona
Del Webb Communities of Illinois, Inc.	Arizona
Del Webb Corporation	Delaware
Del Webb Home Construction, Inc.	Arizona
Del Webb Texas Limited Partnership	Arizona
Del Webb’s Coventry Homes, Inc.	Arizona
Del Webb’s Spruce Creek Communities, Inc.	Arizona
DiVosta Building, LLC	Michigan
DiVosta Homes, L.P.	Delaware
DiVosta Homes Holdings, LLC	Delaware
GI Development Business Trust	Massachusetts
Nomas LLC	Nevada
North American Builders Indemnity Company	Hawaii
PH 19 Corporation	Michigan
PH 43 LLC	Michigan
PH 55 LLC	Michigan
PH1 Corporation	Michigan
PHNE Business Trust	Massachusetts
PN II, Inc.	Nevada
Potomac Yard Development LLC	Delaware
Preserve I, Inc.	Michigan
Preserve II, Inc.	Michigan
Pulte Arizona Services, Inc.	Michigan
Pulte Aviation I LLC	Michigan
Pulte Development Corporation	Michigan
Pulte Development New Mexico, Inc.	Michigan
Pulte Home Corporation	Michigan
Pulte Home Corporation of The Delaware Valley	Michigan
Pulte Homes of Greater Kansas City, Inc.	Michigan

Pulte Homes of Indiana, LLC	Indiana
Pulte Homes of Michigan LLC	Michigan
Pulte Homes of Minnesota LLC	Minnesota
Pulte Homes of New England LLC	Michigan
Pulte Homes of New Mexico, Inc.	Michigan
Pulte Homes of New York LLC	Delaware
Pulte Homes of NJ, Limited Partnership	Michigan
Pulte Homes of Ohio LLC	Michigan
Pulte Homes of PA, Limited Partnership	Michigan
Pulte Homes of St. Louis, LLC	Nevada
Pulte Homes of Texas, L.P.	Texas
Pulte Homes of Washington, Inc.	Michigan
Pulte Homes Tennessee Limited Partnership	Nevada
Pulte Land Company, LLC	Michigan
Pulte Mortgage LLC	Delaware
Pulte Nevada I LLC	Delaware
Pulte Payroll Corporation	Michigan
Pulte Purchasing Corporation	Michigan
Pulte RC, LLC	Michigan
Pulte Realty Holdings, Inc.	Michigan
Pulte Realty Limited Partnership	Michigan
Pulte Texas Holdings, LLC	Michigan
Pulte/BP Murrieta Hills, LLC	California
Pulte Homes Tennessee, Inc.	Michigan
RN Acquisition 2 Corp.	Nevada
Stone Creek Golf Club LLC	Florida

Certain subsidiaries have been omitted from this list. These subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.